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                                                                   EXHIBIT 10(9)


                              EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of ______________, 1999, by and between CNA SURETY CORPORATION a Delaware corporation ("the Company"), and MARK C. VONNAHME ("the Executive").

                                   WITNESSETH:

WHEREAS, the Company wishes to continue to employ the Executive and the Company and the Executive desires to enter into an agreement embodying the terms of such employment (the "Agreement'); and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1. EMPLOYMENT.

a. AGREEMENT TO EMPLOY. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to continue to employ Executive and Executive hereby agrees to employment by the Company.

b. TERM OF EMPLOYMENT. Except as provided in Paragraph 5(a), the Company shall employ Executive for the period commencing on January 1, 2000 (the "Commencement Date") and ending on December 31, 2001. The period during which Executive is employed pursuant to this Agreement and any extensions set forth in Paragraph 1(c) of this Agreement shall be referred to as the "Employment Period."

c. RENEWAL. Upon expiration of the original term of this Agreement set forth in Paragraph 1(b) of this Agreement, this Agreement shall renew automatically for one (1) additional one (1) year term unless the Company or the Executive provides the other thirty days written notice that the Agreement will not be renewed.

2. POSITION AND DUTIES.

a. POSITION. During the Employment Period, Executive shall serve as President and Chief Executive Officer of the Company or in such other position or positions in the Company and/or in any of its subsidiaries as he and the Company shall mutually agree. In addition, Executive shall serve in such other position or positions with the Company and its subsidiaries commensurate with his position and experience as the Board of Directors of the Company (the "Board") shall from time to time specify.





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b. DUTIES. During the Employment Period, Executive shall have the duties, responsibilities, and obligations as the Board shall from time to time specify. Executive shall devote his full time to the services required of him hereunder, except for vacation time and reasonable periods of absence due to sickness, personal injury or other disability, and shall use his best efforts, judgment, skill and energy to perform such services in a manner consonant with the duties of his position and to improve and advance the business and interests of the Company and its subsidiaries. Nothing contained herein shall preclude Executive from (i) serving on the board of directors of any business corporation with the consent of the Board or (ii) serving on the Board of, or working for, any charitable or community organization.

c. COMPANY BOARD SERVICE. While the Executive and the Company recognize that the right to elect directors is by law vested in the stockholders of the Company, it is nevertheless mutually contemplated, subject to such right, that during the term of Executive's employment under this Agreement the Executive shall be elected and shall serve as, a member of the Boards of the Company and its subsidiaries.

d. LOCATION. Subject to normal business travel, Executive shall perform his service hereunder in, and shall not be required to change his place of residence from, the Chicago metropolitan area.

3. COMPENSATION.

a. BASE SALARY. During the Employment Period, the Company shall pay Executive a base salary of $375,000 for the year ending December 31, 2000 and $400,000 for the year ending December 31, 2001. The Compensation Committee of the Board shall annually review Executive's base salary in light of competitive practices and the performance of Executive and the Company, and may, in its discretion, increase such base salary by an amount it determines to be appropriate. Any such increase shall not reduce or limit any other obligation of the Company hereunder. Executive's base salary as set forth above or as may be increased from time to time and shall not be reduced without the mutual written consent of the Company and the Executive. Executive's base salary as defined in this paragraph may be referred to hereinafter as "Base Salary."

b. ANNUAL BONUS. For each calendar year ending during the Employment Period, Executive may earn an annual bonus based on the achievement of target levels of performance achieved during the calendar year. During the first quarter of each year during the term of this Agreement, the Compensation Committee of the Board in its sole discretion shall determine the targets and the bonus percentage ("Bonus Target") for which the Executive shall be eligible, which bonus percentages shall range from 0% to 150% of the Executive's Base Salary based upon the performance targets determined by the Compensation Committee of the Board. The actual




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bonus, if any, payable for any such year shall be determined solely by the Compensation Committee of the Board based upon the performance of the Company and/or Executive against the targets.

c. LONG-TERM INCENTIVE COMPENSATION. During the term of the Employment Period, Executive shall participate in all of the Company's existing and future long-term incentive compensation programs for key executives at a level commensurate with his position at the Company and consistent with the Company's then current policies and practices, as determined by the Compensation Committee of the Board. Long-term Incentive Compensation shall be targeted by the Compensation Committee of the Board to provide to the Executive awards equivalent to 50% to 100% of the Executive's Base Salary.

d. STOCK OPTIONS. The Executive shall be eligible for additional grants of stock options under the terms and conditions of the Stock Option Plan dated February 24, 1997.

4. BENEFITS, PERQUISITES AND EXPENSES.

a. BENEFITS. During the Employment Period, to the extent he is eligible to participate in any welfare or retirement plans now existing or established hereafter under their generally applicable provisions, Executive may participate in (i) each welfare benefit plan which may be sponsored or maintained by the Company, including, without limitation, each group life, hospitalization, medical, dental, health, accident or disability insurance or similar plan or program of the Company, and (ii) each retirement, profit sharing, deferred compensation or savings plan which may be sponsored or maintained by the Company. Nothing in this Paragraph 4(a) shall limit the Company's right to amend or terminate any such plan. Notwithstanding any plan language to the contrary, Executive shall be eligible for five weeks' paid vacation, for the year commencing January 1, 1998 and each subsequent year of the Employment Period.

b. BUSINESS EXPENSES. During the Employment Period, the Company shall pay or reimburse Executive for all reasonable expenses incurred or paid by Executive in the performance of Executive's duties hereunder, upon presentation of expense statements or vouchers and such other information as the Company may require and in accordance with the generally applicable policies and procedures of the Company as may be amended by it from time to time.

c. ADDITIONAL BENEFITS. In addition to the foregoing, during the Employment Period, the Executive shall be entitled to reimbursement from the Corporation for (1) professional tax advice and services and (2) up to $5,000 per year for financial planning advice and services.



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5. TERMINATION OF EMPLOYMENT OR NON RENEWAL OF AGREEMENT.

a. EARLY TERMINATION OF THE EMPLOYMENT PERIOD. Notwithstanding Paragraph 1(b), the Employment Period shall end upon the earliest to occur of (i) a termination of Executive's employment on account of Executive's death or Disability, (ii) a Termination for Cause, (iii) a Termination Without Cause, (iv) a Termination for Good Reason or (v) Termination for Change in Control.

b. BENEFITS PAYABLE UPON TERMINATION OR NONRENEWAL. Following the early termination of the Employment Period pursuant to Paragraph 5(a) or Nonrenewal of this Agreement pursuant to Paragraph 1(c), Executive (or, in the event of his death, his surviving spouse, if any, his estate, or such other beneficiary as the Executive may designate by written notice to the Company) shall be paid compensation in accordance with the following provisions:

     (i) Should the Executive's employment with the Company terminate for any reason, his Earned Salary and accrued vacation shall be paid through his last day of employment at the end of the Company's next regular pay period and Vested Benefits shall be payable in accordance with their terms. In addition:

     (ii) Should the Executive's employment with the Company terminate for Cause or should the Executive terminate this Agreement without Good Reason, other than the payments set forth in Paragraph 5(b)(i) above and any entitlement to any Vested Benefits, the Company shall have no further obligations to the Executive;

     (iii) Should the Executive's employment with the Company terminate Without Cause, for Good Reason, for Change of Control or because of the non-renewal of this Agreement, he shall be paid the Severance Benefit, Additional Benefits, Vested Benefits and Incentive Compensation. Notwithstanding anything to the contrary in this Agreement, no Severance Benefit or Incentive Compensation shall be payable if the Executive violates the terms and covenants of section 6 of this Agreement. Moreover, Executive agrees that if he violates section 6 of this Agreement he shall repay forthwith the Company any amount of the Severance Benefit or Incentive Compensation previously paid pursuant to this Paragraph 5(b)(i). In addition, should the Executive's employment with the Company terminate due to a Termination for Change in Control, any stock options Executive shall have received which are unvested at the time of such termination shall immediately accelerate and become fully vested and the exercise period for such options shall be extended to permit the Executive to exercise such options during the two year period immediately following the Executive's termination.



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     (iv) Should the Executive's employment with Company terminate due to death or Disability, the Company shall pay the Executive an amount equal to a pro-rated amount equal to the product of the Bonus Target for the year in which termination occurs and a fraction the numerator of which is equal to the number of days in the calendar year of the Executive's termination of employment which have elapsed as of the date of such termination and the denominator of which is 365; plus any long-term cash incentive compensation awards held by the Executive at the date of his termination, which shall be payable, if at all, based upon actual Company performance results (but without regard to any individual performance criteria) for the applicable pro rata portion of performance period.

c. TIMING OF PAYMENTS. The payments referred to in Paragraph 5(b) shall be made as follows: Earned Salary shall be paid in cash in a single lump sum as soon as practicable, but in no event more than ten business days, following the end of the Employment Period. Severance Benefits shall be paid in equal biweekly installments during the two year period immediately following the Executive's termination. Incentive Compensation shall be payable at the same time as similar awards are paid to other executives still actively employed by the Company and participating in the plans under which the awards are payable. Vested Benefits shall be payable in accordance with the terms of the plan (including, without limitation, the extension of the exercise period of options under any stock option plan) under which such benefits have been awarded or accrued. Additional Benefits shall be provided or made available at the times specified below as to each such Additional Benefit.

d. DEFINITIONS. For purposes of sections 5 and 6, capitalized terms have the following meanings:

"ADDITIONAL BENEFITS" consists of the following rights and benefits:

     except as otherwise provided below, Executive (and, to the extent applicable, his dependents) will be entitled to continue participation in all of the Company's health benefit plans (the "Health Plans"), until the second anniversary of Executive's termination of employment (the "End Date"); provided that Executive's participation in the Company's Health Plans shall cease on any earlier date that Executive becomes eligible for comparable benefits from a subsequent employer. To the extent any such benefits cannot be provided under the terms of the applicable plan, policy or program, the Company shall provide a comparable benefit under another plan or from the Company's general assets. Executive's participation in the Health Plans will be on the same terms and conditions that would have applied had Executive continued to be employed by the Company through the End Date. The Company shall deduct the Executive's cost of the


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     foregoing benefits from the Executive's Severance Benefit payments at the same intervals as they were deducted from his Base Salary during the Employment Period.

"DISABILITY" means "disability" as defined in the Company's Long Term Disability Plan.

"EARNED SALARY" means any Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date on which the Employment Period ends pursuant to Paragraph 5(a) or because of the Nonrenewal of this Agreement pursuant to Paragraph 1(c).

"INCENTIVE COMPENSATION" consists of the sum of:

     (i) a pro-rated amount equal to the product of the average of the actual performance bonuses paid to the Executive by the Company during the two calendar years prior to the year in which termination occurs ("Prior Bonus") and a fraction the numerator of which is equal to the number of days in the calendar year of Executive's termination of employment which have elapsed as of the date of such termination and the denominator of which is 365; plus

     (ii) an amount equal to twice the amount of the Prior Bonus; plus

     (iii) any long-term cash incentive compensation awards held by Executive at the date of his termination, which shall be payable, if at all, based upon actual Company performance results (but without regard to any individual performance criteria) for the applicable pro rata portion of performance period.

 "SEVERANCE BENEFIT" means two years Base Salary based upon the Executive's Base Salary on the date the Executive's employment terminates.

 "TERMINATION FOR CHANGE IN CONTROL" means a termination of Executive's employment by the Company for any reason other than a Termination for Cause at the sole discretion of the Company within one year following the date upon which
(i) Continental Casualty Company and any affiliates no longer are able collectively to elect a majority of the Board, (ii) a sale of all or substantially all of the assets of the Company is consummated or (iii) a merger, consolidation or other business combination involving the Company and an unaffiliated third party is consummated in which the Company is not the surviving corporation.

 "TERMINATION FOR CAUSE" means a termination of the Executive's employment by the Company (A) due to conduct of the Executive, which is determined by the Board, in its sole discretion, to be to: (i) a willful and continued failure to perform the material duties of his position, (ii) a fraud against the Company or
(iii) a material breach of any provision of this Agreement which

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has had (or is expected to have) a material adverse effect on the business of the Company or its subsidiaries; or (B) due to the Executive's conviction of a felony.

 "TERMINATION FOR GOOD REASON" means a termination of Executive's employment by Executive within 90 days following (i) a material diminution in Executive's positions, duties and responsibilities from those described in Paragraph 2 hereof, (ii) the removal of Executive from, or the failure to re-elect Executive as a member of, the Board, (iii) a reduction in Executive's annual Base Salary,
(iv) a material reduction in the aggregate value of the retirement, profit sharing and welfare benefits provided to Executive from those in effect as of the Commencement Date (other than a reduction which is proportionate to the reductions applicable to other senior executives pursuant to a cost-saving plan that includes all senior executives). Notwithstanding the foregoing, a termination shall not be treated as a Termination for Good Reason (i) if Executive shall have consented in writing to the occurrence of the event giving rise to the claim of Termination for Good Reason or (ii) unless Executive first shall have delivered a written notice to the Company within 30 days of his having actual knowledge of the occurrence of one of such events stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event, if capable of being cured, shall not have been cured within 30 days of the receipt of such notice.

 "TERMINATION WITHOUT CAUSE" means any termination of Executive's employment by the Company other than a Termination for Cause.

 "VESTED BENEFITS" means amounts which are vested or which Executive is otherwise entitled to receive under the terms of or in accordance with any plan maintained by the Company at or subsequent to the date of his termination without regard to the performance by Executive of further services or the resolution of a contingency.

e. FULL DISCHARGE OF COMPANY OBLIGATIONS. In consideration of receiving any payments or benefits under Section 5 of this Agreement, the Executive agrees to sign a release in the form attached to this Agreement as Exhibit A, as a condition precedent to receiving them. The amounts payable to Executive pursuant to this Section 5 following termination of his employment (including amounts payable with respect to Vested Benefits) shall be in full and complete satisfaction of Executive's rights under this Agreement and any other claims he may have in respect of his employment by the Company or any of its subsidiaries. Such amounts shall constitute liquidated damages with respect to any and all such rights and claims and, upon Executive's receipt of such amounts, the Company shall be released and discharged from any and all liability to Executive in connection with this Agreement or otherwise in connection with Executive's employment with the Company and its subsidiaries. Nothing in this Paragraph 5(e) shall be construed to release the Company from any obligation to indemnify Executive and hold Executive harmless from and against any claim, loss or cause of action arising from or out of


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Executive's performance as an officer, director or employee of the Company or any of its subsidiaries or in any other capacity, including any fiduciary capacity, in which Executive served at the request of the Company to the maximum extent permitted by applicable law and the certificate of incorporation and by-laws of the Company.

f. MAKE-WHOLE PAYMENTS.

     (i) Notwithstanding any provisions to the contrary in this Agreement, if any payment made pursuant to this Section 5 which is in the nature of compensation payable to the Executive by the Company (or any affiliate thereof) under this Agreement or otherwise (a "Payment") would, if paid, constitute a "parachute payment" under Section 280G of the Internal Revenue Code of 1986, as amended ("the Code") or is subject to any tax under
     Section 4999 of the Code, or any similar federal, state, local, or other law (an "Excise Tax"), then the Company shall pay to the Executive an additional amount (the "Make-Whole Amount") which, after payment of all income, payroll, and excise taxes thereon is equal to the Excise Tax. For purposes of determining the Make-Whole Amount, the Executive shall be deemed to be taxed at the highest marginal rate under all applicable local, state, and federal income tax laws for the year in which the Make-Whole Amount is paid. The Make-Whole Amount payable with respect to an Excise Tax shall be paid by the Company coincident with the receipt by the Executive of the Payment with respect to which such Excise Tax relates.

     (ii) All calculations under Section 5(f)(i) above shall be made initially by the Company and the Company shall provide prompt written notice thereof to the Executive to enable the Executive to timely file all applicable tax returns. Upon request of the Executive, the Company shall provide the Executive with sufficient tax and compensation data to enable the Executive or his tax advisor to independently make the calculations described in
     Section 5(f)(i) and the Company shall reimburse the Executive for reasonable fees and expenses incurred for any such verification. If the Executive gives written notice to the Company of any objection to the results of the Company's calculations within 60 days of the Executive's receipt of written notice thereof, the dispute shall be referred for determination to tax counsel selected by the independent auditors of the Company ("Tax Counsel"). The Company shall pay all fees and expenses of such Tax Counsel. Pending such determination by Tax Counsel, the Company shall pay the Executive the Make-Whole Amount as determined by it in good faith. The determination by Tax Counsel shall be conclusive and binding upon all parties unless the Internal Revenue Service, a court of competent jurisdiction, or such other duly empowered governmental body or agency (a "Tax Authority") determines that the Executive owes a greater or lesser amount of Excise Tax with respect to any Payment than the amount determined by Tax Counsel. At the request of the Company, the Executive shall take all reasonable steps to appeal any


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     adverse determination by a Tax Authority with respect to any Excise Tax;
     provided that the Company advances to the Executive all reasonable legal fees, costs, and other expenses incurred in such appeal. Should a Tax Authority finally determine that an additional Excise Tax is owed, then the Company shall pay an additional Make-Whole Amount to the Executive in a manner consistent with this Section 5(f) with respect to any additional Excise Tax and any assessed interest, fines, or penalties. If any Excise Tax as calculated by the Company or Tax Counsel, as the case may be, is finally determined by a Tax Authority to exceed the amount required to be paid under applicable law, then the Executive shall repay such excess to the Company within 30 days of such determination: provided that such repayment shall be reduced by the amount of any taxes paid by the Executive on such excess which is not offset by the tax benefit resulting from the reduced Excess Tax.

6. NONCOMPETITION AND CONFIDENTIALITY.

 By and in consideration of the salary, benefits and other consideration, contained in this Agreement, the adequacy and receipt of which is hereby acknowledged, the Executive agrees that:

 a. NONCOMPETITION. During the Employment Period and during the two year period (the "Restriction Period") following any termination or Nonrenewal of the Executive's employment , the Executive shall not whether as a principal, partner, employee, agent, consultant, shareholder (other than as a holder, or a member of a group which is a holder, of not in excess of 1% of the outstanding voting shares of any publicly traded company) or in any other relationship or capacity: (i) become associated with any entity that is actively engaged or takes any steps to plan to be engaged in any geographic area in the surety business or in any other business which is in competition with the business in which the Company is engaged or to the Executive's knowledge is actively considering becoming engaged, (ii) contact, call upon, solicit business from, sell, or render services to, any customer or licensed agent of the Company with respect to any service or product identical or similar to any services or products provided or sold by the Company, including but not limited to current products or those under development, distribution strategy, development of computer software and administrative systems for administration.

b. CONFIDENTIALITY. The Executive acknowledges and agrees that all records (whether written or recorded electronically) including but not limited to agent and client lists, files, reports, notes, internal memoranda and manuals relating to the Company's business; business plans, business processing techniques, systems and methods; sales processes, sales and training manuals; underwriting procedures and manuals; budgets; financial statements; compilations; or summaries of the foregoing, by whomever prepared, and copies or reproductions of the foregoing, relating to the Company's operations or activities, or to the operations or activities of any of the Company's



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customers, agents, suppliers, vendors, or subsidiary companies thereof, made or received by the Executive during the course of his employment with the Company have been, are and shall remain the sole and exclusive property of the Company and were held by the Executive during his employment only as a trustee for the Company which, at all times, retained ownership and control of said records.

c. NON-SOLICITATION OF EMPLOYEES. During the Employment Period and the two year period following any termination or Nonrenewal of Executive's employment, Executive shall not directly or indirectly solicit, nor shall any entity with which the Executive is associated encourage or induce any employee of the Company or any of its subsidiaries to terminate employment with it, and shall not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer employment to any person who is or was employed by the Company or a subsidiary thereof unless such person shall have ceased to be employed by it for a period of at least six months.

d. COMPANY PROPERTY. Except as expressly provided herein, promptly following Executive's termination of employment, Executive shall return to the Company all property of the Company, and all copies thereof in Executive's possession or under his control.

e. INJUNCTIVE RELIEF AND OTHER REMEDIES WITH RESPECT TO COVENANTS. Executive acknowledges and agrees that the covenants and obligations of Executive with respect to noncompetition, nonsolicitation, confidentiality and Company property, relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Executive acknowledges and agrees that the geographic scope of his employment with the Company is national, and that the national geographic and the two year restrictions placed upon him in Paragraph 6 of this Agreement are reasonable and necessary to the preservation and vitality of the Company's business, reputation, and good will due to the nature of the Company's business, and given his knowledge and expertise within the insurance industry and the consideration provided in this Agreement, that he will be able to earn a satisfactory livelihood or otherwise provide for his financial security without violating such restrictions.

Therefore, Executive agrees that the Company shall (i) be entitled to, on both an interim and final basis, an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining Executive from committing any violation of the covenants and obligations contained in this section 6 and (ii) have no further obligation to make any payments to Executive hereunder following any material violation of the covenants and obligations contained in this section 6. These remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. In connection with the foregoing provisions of this section 6, Executive represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him.


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The Executive and Company agree that section 6 of this Agreement is not subject to the provisions of Paragraph 7(b). The Executive agrees that in the event he violates said section 6 he will pay all costs and expenses with respect to the prosecution or defense of any claim or suit brought by or against the Company including, but not limited to, reasonable attorneys' fees. The Executive further agrees that in the event he in any way violates the provisions set forth in section 6, the Company would suffer irreparable harm for which both preliminary and final injunctive relief would be an appropriate remedy in addition to such other relief to which the Company may also be entitled.

f. For purposes of Section 6 of this agreement "the Company" shall include its subsidiaries.

g. Notwithstanding anything herein to the contrary, should the Executive terminate the employment period without Good Reason or should the Company terminate it for Cause, the two year period referred to at various points in this paragraph shall be reduced to one year.

7. MISCELLANEOUS.

a. SURVIVAL. Paragraphs 5 (relating to early termination), 6 (relating to noncompetition, nonsolicitation and confidentiality, 7(b) (relating to arbitration), 7(c) (relating to legal fees) and 7(o) (relating to governing law) shall survive the termination hereof.

b. ARBITRATION. Except for disputes arising out of or relating to the provisions of section 6, any dispute arising out of or relating to this Agreement, including each and every aspect of the relationship of the Executive and the Company, shall be resolved by binding arbitration. The arbitrator shall be a retired federal judge. If the parties cannot agree on an acceptable arbitrator, the dispute shall be heard by a panel of three retired judges, one appointed by each of the parties and the third appointed by the other two arbitrators. The arbitrator shall hear and decide the dispute not by compromise but according to law as if sitting in court applying the rules of evidence. The arbitrator's decision shall be in writing and shall set forth the facts and law supporting such decision. The arbitration shall be held in Chicago, Illinois and except as otherwise provided in this Paragraph, shall be conducted in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association then in effect at the time of the arbitration.

c. BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the Company and any person or entity that succeeds to the interest of the Company (regardless of whether such succession does or does not occur by operation of law) by reason of the sale of all or a portion of the Company's stock, a merger, consolidation or reorganization involving the Company or, unless the Company otherwise elects in writing, a sale of the assets of the business of the Company (or portion thereof) in which Executive performs a majority of his services. This Agreement shall also inure to the Benefit of Executive's heirs, executors, administrators and legal representatives.


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d. ASSIGNMENT. Except as provided under Paragraph 7(c), neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by any party hereto without the prior written consent of the other party.

e. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein. No other agreement relating to the terms of Executive's employment by the Company, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements, or statements between the parties other than those that are expressly contained herein. Executive acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences.

f. SEVERABILITY; REFORMATION. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event that any of the provisions of any of Paragraphs 6(a), (b) or (c) is not enforceable in accordance with its terms, Executive and the Company agree that such Paragraph shall be reformed to make such Paragraph enforceable in a manner which provides the Company the maximum rights permitted at law.

g. WAIVER. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

h. NOTICES. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                  If to the Company:

                  CNA Surety Corporation
                  CNA Plaza
                  Chicago, Illinois 60685
                  Attention: General Counsel


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CNA Surety Corporation
Employment Agreement -
Page -13-


                  If to Executive:

                  The home address of Executive noted on the records of the Company.

i. AMENDMENTS. This Agreement may not be altered, modified or amended except by a written instrument signed by an authorized representative of the Company and by the Executive.

j. HEADINGS. Headings to Paragraphs in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

k. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

l. WITHHOLDING. Any payments provided for herein shall subject to withholding pursuant to applicable Federal, State, and local law then in effect.

m. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.

n. SOURCE OF PAYMENT. The payments and benefits provided for herein other than stock options may, at the option of the Company, be provided by one or more of its subsidiaries, rather than the Company, itself.

CNA Surety Corporation
Employment Agreement -
Page -14-


IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has hereunto set his hand as of the day and year first above written.

CNA SURETY CORPORATION


         By:                                  By:
            -------------------------------      -------------------------------
                  Thomas A. Pottle                     John S. Heneghan
                  Chief Operating Officer              Chief Financial Officer

            -------------------------------
                  Mark C. Vonnahme